UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2017

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2017, Allison Transmission Holdings, Inc. (the “Company”), entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with ValueAct Capital Master Fund, L.P. (“ValueAct”), pursuant to which the Company agreed to repurchase from ValueAct 10,525,204 shares of the Company’s common stock for aggregate consideration of $363.1 million, representing a purchase price of $34.50 per share.

The transaction is expected to close on or about February 8, 2017, subject to customary closing conditions. Following the closing of the transaction, ValueAct will not own any shares of common stock of the Company.

A copy of the Stock Repurchase Agreement has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On February 6, 2017, the Company issued a press release announcing the execution of the Stock Repurchase Agreement. A copy of the press release is attached as Exhibit 99.4 hereto.

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2017, the Company published an earnings release reporting its financial results for the three months and year ended December 31, 2016. A copy of the earnings release is attached as Exhibit 99.1 hereto. Following the publication of the earnings release, the Company will host an earnings call on February 7, 2017 at 8:00 a.m. ET on which its financial results for the three months and year ended December 31, 2016 will be discussed. The investor presentation materials that will be used for the call are attached as Exhibit 99.2 hereto.

On February 6, 2017, the Company posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.allisontransmission.com).

As discussed on page 2 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other Securities and Exchange Commission filings, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibits hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2017, Gregory P. Spivy notified the Board of Directors (“Board”) of the Company that he would not stand for re-election at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). Mr. Spivy’s decision to not stand for re-election was not as a result of any disagreement with the Company.

Item 8.01	Other Events.

On February 3, 2017, the Company entered into a Cooperation Agreement (the “Agreement”) with Ashe Capital Management, LP, certain of its affiliated entities and William R. Harker (collectively, the “Àshe Group”). The Àshe Group represented in the Agreement that they collectively owned 10,031,115 shares (approximately 6.07% of the outstanding common stock of the Company).

Pursuant to the Agreement and subject to the conditions set forth therein, the Company has agreed to promptly appoint Mr. Harker as a member of the Board if either (1) a person affiliated with ValueAct or its affiliates (currently Gregory P. Spivy) or (2) a person affiliated with Longview Asset Management, LLC or its affiliates (“Longview”) (currently James A. Star), ceases to serve as a member of the Board. Further pursuant to the Agreement and subject to the conditions set forth therein, the Company has agreed to nominate Mr. Harker for election as a director at the Company’s 2017 and 2018 annual meetings of stockholders if (i) the Board fails to nominate as directors both a person affiliated with ValueAct and a person affiliated with Longview for election to the Board at the Company’s 2017 or 2018 annual meeting of stockholders; or (ii) either ValueAct or Longview ceases to beneficially own at least 5% of the outstanding common stock of the Company.

As previously disclosed, on February 3, 2017, the Company entered into the Stock Repurchase Agreement with ValueAct and Mr. Spivy notified the Board that he will not stand for re-election at the Company’s 2017 Annual Meeting. Following the closing of the transaction with ValueAct, ValueAct will not own any shares of common stock of the Company, triggering the obligation of the Company to nominate Mr. Harker for election to the Board at the Company’s 2017 Annual Meeting.

The Company’s obligation to appoint Mr. Harker pursuant to the Agreement will cease if the Àshe Group no longer holds at least 5% of the Company’s common stock or any member of the Àshe Group breaches the Agreement. The Company has also agreed that the Àshe Group may receive certain information about the Company in accordance with a confidentiality agreement entered into by the parties.

The Àshe Group has agreed during the term of the Agreement, and for so long as Mr. Harker or another Àshe designee serves as a member of the Board, to vote for the Board’s slate of nominees for director at the Company’s annual meeting of stockholders and in accordance with the Board’s recommendations for any other proposals, other than with respect to any extraordinary transaction, stock issuances or implementation of takeover defenses. In addition, during the term of the Agreement, and for so long as Mr. Harker or another Àshe designee serves as a member of the Board, the Àshe Group agrees, subject to certain exceptions, that it shall not:

•	make, participate in or encourage any solicitation of proxies or consents;

•	deposit any securities of the Company in any voting trust or similar arrangement;

•	acquire shares that would lead to the ownership in excess of 7.5% of the Company’s stock;

•	sell or transfer shares of the Company’s stock to any third party such that the third party would own more than 4.9% of the Company’s stock after such a sell or transfer;

•	effect, propose, participate in or facilitate any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries;

•	engage in any “short selling” of the Company’s stock;

•	call or seek to call any meeting of stockholders;

•	seek representation on the Board, except as set forth in the Agreement;

•	seek the removal of any member of the Board;

•	make a request for any stockholder list or other Company books and records;

•	take any action in support of or make any proposal or request that constitutes:

•	advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board;

•	any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;

•	any other material change in the Company’s management, business or corporate structure;

•	seeking to have the Company waive or make amendments or modifications to its Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

•	disparage the Company, its affiliates or any of its current or former officers or directors; or

•	encourage a third party to do any of the foregoing.

The Agreement terminates on the date that is the earliest of: (i) the Company’s failure to appoint Mr. Harker to the Board pursuant to the terms of the Agreement, (ii) the day which is 30 days prior to the last day on which a shareholder must give notice to the Company of such shareholder’s intention to nominate a person for election as a director or to present a proposal at the Company’s 2019 annual meeting of stockholders.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On February 6, 2017, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached as Exhibit 99.4 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Repurchase Agreement, dated February 3, 2017, between Allison Transmission Holdings, Inc. and ValueAct Capital Master Fund, L.P.

99.1	Earnings release dated February 6, 2017.

99.2	Investor presentation materials dated February 6, 2017.

99.3	Cooperation Agreement between the Company and the Àshe Group, dated February 3, 2017.

99.4	Press release dated February 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: February 6, 2017	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Repurchase Agreement, dated February 3, 2017, between Allison Transmission Holdings, Inc. and ValueAct Capital Master Fund, L.P.

99.1	Earnings release dated February 6, 2017.

99.2	Investor presentation materials dated February 6, 2017.

99.3	Cooperation Agreement between the Company and the Àshe Group, dated February 3, 2017.

99.4	Press release dated February 6, 2017.